                                                                   EXHIBIT 10.1

             AMENDED AND RESTATED EXCLUSIVE DISTRIBUTION AGREEMENT


     THIS AMENDED AND RESTATED EXCLUSIVE DISTRIBUTION AGREEMENT (the "Agreement") is entered into as of April 22, 1997 by and between JAVELIN SYSTEMS, INC., a corporation existing under the laws of the State of Delaware ("JAVELIN"), and RIVA ELECTRONICS LIMITED, a corporation existing under the laws of the United Kingdom ("RIVA").

                                R E C I T A L S

     A. JAVELIN and RIVA are parties to that certain Exclusive Distribution Agreement dated as of November 1, 1996 (the "November Agreement") pursuant to which JAVELIN has appointed RIVA as a distributor of certain of JAVELIN's products as described in the November Agreement.

     B. JAVELIN and RIVA desire to amend and restate the November Agreement with the terms and conditions set forth herein and intend that this Agreement shall supersede the November Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

               (a) "MINIMUM PURCHASE REQUIREMENTS" shall have the meaning given such term in Section 2.2 hereof.

               (b) "ORDER" means a written purchase order submitted by RIVA setting forth the number of Products to be purchased and the requested shipping date.

               (c) "PRODUCTS" shall mean those certain JAVELIN computer products set forth on Exhibit A attached hereto.

               (d) "TERRITORY" shall mean the countries listed on EXHIBIT B attached hereto.

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  2. APPOINTMENT AS DISTRIBUTOR.

     2.1  Distributor.

     (a) Subject to the terms and conditions contained herein, JAVELIN hereby appoints RIVA as JAVELIN's authorized exclusive distributor for the promotion, marketing and sale of the Products in the Territory and RIVA hereby accepts such appointment. Subject to RIVA meeting the Minimum Purchase Requirements set forth in Section 2.2 below, JAVELIN agrees that during the term of this Agreement, it will appoint no other distributors for the sale of Products in the Territory or any part thereof.

     (b) In the event that RIVA's sales and/or services in any country included within the Territory is unacceptable to JAVELIN in its reasonable discretion then JAVELIN shall have the right, by delivering written notice to RIVA, to convert RIVA's exclusive appointment as JAVELIN's distributor of the Products with respect to that country into a non-exclusive appointment and JAVELIN shall then have the right to appoint other distributors for the sale of the Products in that country or sell the Products itself in that country, either directly or indirectly.

     (c) During the term of this Agreement, RIVA shall not market, sell or distribute directly or indirectly in the Territory products which are competitive with the Products.

  2.2  MINIMUM PURCHASE REQUIREMENTS.

          (a) As a condition to RIVA retaining the exclusive right to distribute the Products in the Territory, RIVA shall purchase from JAVELIN the minimum number of Products for each period set forth on EXHIBIT C attached hereto (the "Minimum Purchase Requirements").

          (b) Purchases of Products in excess of the Minimum Purchase Requirements for any period shall be credited towards the Minimum Purchase Requirements for the next period. For purposes of this Section 2.2, a "purchase" of Products will be deemed to have occurred within a specified time period if payment for such Products are made on a timely basis as provided herein.

          (c) RIVA's failure to satisfy the Minimum Purchase Requirements for any period shall constitute a material breach of this Agreement including for the purposes of Section 4(b); provided, however, that in lieu of terminating this Agreement pursuant to Section 4(b), JAVELIN may elect to reduce the exclusive rights granted to RIVA pursuant to Section 2.1 to non-exclusive rights, in which case JAVELIN shall then have the right to (i) appoint additional non-exclusive distributors in the Territory and (ii) sell the Products itself in the Territory, either directly or indirectly.

          2.3 TERRITORY. RIVA shall distribute Products only within the Territory and RIVA shall use its best efforts to sell and promote the sale of Products in the Territory. RIVA shall refrain from establishing or maintaining any branch, warehouse or distribution facility for

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the Products outside the Territory. RIVA shall not engage in any advertising or promotional activities relating to the Products directed primarily to customers outside the Territory. RIVA shall not solicit orders from any prospective purchaser with its principal place of business located outside the Territory. If RIVA receives any order from a prospective purchaser whose principal place of business is located outside of the Territory and outside of the European Union, RIVA shall not accept such order and shall immediately refer such order to JAVELIN. RIVA may not deliver or tender (or cause to be delivered or tendered) any Product outside of the Territory and outside of the European Union. RIVA shall not sell, directly or indirectly, Products outside the Territory or to any person or entity in the Territory knowing or having reason to believe that such person or entity will or intends to sell or resell Products outside the Territory. Advertising or promotion of Products by RIVA to any customer, retailer or dealer outside the Territory or distribution of Products by RIVA to any dealer who resells or otherwise redistributes such Products for use outside the Territory will constitute a material breach of this Agreement, including for the purposes of Section 4(b). If Products originally shipped to RIVA are located or identified by JAVELIN as available for sale or distribution by any unauthorized source, whether inside or outside the Territory, such location or identification by JAVELIN shall be presumptive evidence of a material breach by RIVA of this Section 2.3.

          2.4 SALES PERSONNEL. RIVA shall hire, train and maintain sufficient personnel with the appropriate experience and qualifications to develop a market and service the demand for Products in the Territory, and shall maintain appropriate office facilities and equipment necessary to fulfill its obligations hereunder. RIVA shall have at all times at least one full-time salesperson trained and capable of expert demonstration of all Products.

          2.5 INVENTORY; PURCHASE FORECASTS. RIVA shall, at all times, maintain an inventory of Products sufficient, in both quantity and variety, to meet current and anticipated demand in the Territory. On or before the 1st day of each month during the term of this Agreement, RIVA shall submit a purchase forecast to JAVELIN, which forecast shall set forth the estimated number of Products to be purchased during the ninety (90) day period beginning with the month for which such forecast is being delivered. RIVA shall uses its best efforts to purchase the number of Products specified in the forecast for each applicable month.

          2.6  GENERAL OBLIGATIONS.  RIVA shall:

          (a) Use its best efforts to promote and sell the Products in the Territory. RIVA shall translate, at its own expense, all user and technical manuals, advertising and marketing information and any warranty information into the languages of the countries in which Products are sold. RIVA shall provide a copy of such materials to JAVELIN for approval prior to distribution of such materials as and when requested by JAVELIN;

          (b) At its own expense, obtain any and all necessary import licenses, assist JAVELIN in obtaining any other required permits or licenses, assist JAVELIN in the registration within the Territory of any trademarks or patents with respect to the Products and comply with all government requirements for the import into and sale of Products in the Territory and for the performance of its obligations under this Agreement;

          (c) Maintain accurate records and accounts in respect of all sales of the Products and related business activities including training and after-sales service and support to customers for at least two years from the date of sale of any Products;

          (d) Refer to JAVELIN any inquiries from prospective customers and/or other leads outside the Territory, supply to JAVELIN any information which may come into its possession which may assist JAVELIN to effect sales or other dealings in the Products outside the Territory and inform JAVELIN as to any information which may come to RIVA's attention that may have a negative impact on sales of Products in the Territory or otherwise;

          (e) Permit JAVELIN reasonable access to RIVA's corporate offices and warehouse locations upon two days' notice to enable JAVELIN to monitor RIVA's compliance with the terms of this Agreement;

          (f) Not obligate or purport to obligate JAVELIN by issuing or making any affirmations, representations, warranties or guaranties with respect to the Products to any third party, other than the warranties described in Section 5 hereof; and

          (g) Use JAVELIN's trade names, trademarks and service marks on a non-exclusive basis in the Territory only for the duration of this Agreement and solely for displaying or advertising purposes in connection with selling and distributing the Products in accordance with this Agreement.

          2.7  INDEMNIFICATION.  RIVA shall indemnify, protect and save
JAVELIN, its affiliates, successors and assigns and all officers, directors, employees and agents thereof (collectively, the "Indemnitees") harmless from and against all claims, damages, losses, costs, expenses, demands, suits or actions (including attorneys' fees incurred in connection therewith) which may be asserted against JAVELIN for any kind of damages, including but without limitation, damage or injury to property or persons which may be sustained by any third party or any of the Indemnitees occurring out of or incident to the sale of any Products sold by JAVELIN to RIVA hereunder, the conduct of RIVA's operations under this Agreement, any representations made by RIVA to any third parties or the breach by RIVA of any of its representations, warranties or covenants hereunder. In no event shall JAVELIN be liable for any punitive, indirect, incidental, special or consequential damages, including loss of profits, revenue or use incurred by RIVA or any third party, whether in an action in contract or tort or based upon a warranty. JAVELIN's liability for any damages arising in connection with Products sold hereunder shall in no event exceed the amounts actually paid by RIVA to JAVELIN for Products sold hereunder.

          2.8  INDEPENDENT CONTRACTORS; NO PARTNERSHIP OR LICENSING
ARRANGEMENT. The relationship between the parties hereto shall be that of independent contractors, each in sole and full control of its business. Under no circumstances shall either party have the right to act or make any commitment on behalf of the other or represent the other in any way as its agent. The parties acknowledge that by entering into this Agreement the parties are not creating a partnership nor are they creating a licensing arrangement with respect to the Products.

  3.  PRICES AND TERMS.

          3.1 AGREEMENT CONTROLS. All Products purchased by RIVA from JAVELIN during the term of this Agreement shall be subject to the terms and conditions of this Agreement. Nothing contained in any Order issued by RIVA shall in any way modify such terms of purchase or add any additional terms or conditions without the written consent of JAVELIN.

          3.2 PURCHASE PRICE. Prices for Products delivered to RIVA shall be in accordance with the prices outlined on Exhibit A attached hereto, as amended or supplemented from time to time by JAVELIN, provided that JAVELIN shall give prompt notice to RIVA of any amendment or supplement to the prices of the Products.

          3.3 PAYMENT. Payment for each Product purchased by RIVA from JAVELIN shall be made in United States dollars ($US), by check or wire transfer, within thirty (30) days from the date of invoice. A service charge equal to the lesser of 1.5% per month or the maximum amount permitted by law shall be assessed on each invoice remaining unpaid thirty (30) days after its due date, and RIVA shall be responsible for all costs and expenses, including attorney's fees, incurred by JAVELIN in connection with the collection of any delinquent amounts.

          3.4 TAXES; PERMITS. RIVA shall be responsible for the payment of all foreign, U.S. federal, state and local excise, sales, use and property taxes levied in respect of Products sold to RIVA hereunder; provided that RIVA shall not be responsible for any income taxes levied upon JAVELIN.

          3.5 ORDERS. RIVA shall purchase Products from JAVELIN by submitting Orders to JAVELIN. All Orders submitted by RIVA to JAVELIN are subject to acceptance by JAVELIN at its offices in California. JAVELIN will use its best efforts to fill all Orders within six (6) weeks of the date such Orders are accepted by JAVELIN. JAVELIN shall promptly notify RIVA if any Order, or any portion of any Order, is rejected, cannot be filled, or of any delays in delivery.

          3.6 CANCELLATION; POSTPONEMENT. RIVA shall be allowed to cancel or postpone any Order placed with, and accepted by, JAVELIN if the postponement or cancellation is received not later than fourteen (14) days prior to the requested delivery date; provided, however, that in the event of such postponement or cancellation RIVA shall be liable to JAVELIN for payment of JAVELIN's costs for any special or non-standard parts purchased or which JAVELIN is obligated to purchase, such payment to be made to JAVELIN within thirty (30) days after the date of such cancellation or postponement.

          3.7 SHIPMENT. All Products delivered pursuant to the terms of this Agreement shall be suitably packaged, marked for shipment and delivered by common carrier of JAVELIN's choice, F.O.B. JAVELIN's plant in Tustin, California, or any other plant or warehouse designated by JAVELIN. Risk of loss for all Products purchased hereunder shall pass to RIVA upon delivery of such Products by JAVELIN to a common carrier for shipment to RIVA. All freight, insurance and shipping expense shall be borne by RIVA.

          3.8 RESALE PRICE. RIVA shall resell the Products at such prices as it may determine and JAVELIN retains no control over such prices.

  4.  TERM AND TERMINATION.

          (a) Unless earlier terminated as provided in this Section 4, this Agreement shall continue until December 31, 1999 and shall be deemed renewed for additional one (1) year terms thereafter, unless either party shall give the other party written notice of cancellation at least six (6) months prior to the expiration of the original or any additional term.

          (b) Upon the occurrence of a material breach or default as to any obligation hereunder by either party and the failure of the breaching party to promptly cure such material breach or default, after receiving written notice thereof from the non-breaching party, this Agreement may be terminated by the non-breaching party by giving written notice of termination to the breaching party, such termination being immediately effective upon the giving of such notice of termination.

          (c) Upon the filing of a petition in bankruptcy, insolvency or reorganization against or by either party, or either party becoming subject to a composition for creditors, whether by law or agreement, or either party going into receivership or otherwise becoming insolvent (such party hereinafter referred to as the "insolvent party"), this Agreement may be terminated by the other party by giving written notice of termination to the insolvent party, such termination being immediately effective upon the giving of such notice of termination.

          (d) Upon the occurrence of a change in control or management or operating personnel of either party (the "Changed Party"), which has, or in the reasonable opinion of JAVELIN could have, a material adverse effect on the business, prospects or operations of such Changed Party, this Agreement may be terminated by JAVELIN by giving written notice of termination to RIVA, such termination being immediately effective upon the giving of such notice of termination.

          (e)  In the event of a termination pursuant to any of subsections
(b), (c) or (d) above or upon expiration of this Agreement pursuant to subsection (a) above, neither party shall have any obligation to the other party or to any employee of the other party for compensation or for damages of any kind, whether on account of the loss by either party or such employee of present or prospective sales, investments, compensation or goodwill. Each party, for itself and on behalf of each of their respective employees, hereby waives any rights which may be granted to it or them under the laws and regulations of the Territory or otherwise which are not granted to it or them by this Agreement. Each party hereby indemnifies and holds the other party harmless from and against any and all claims, costs, damages and liabilities whatsoever asserted by any employee, agent or representative of the other party under any applicable termination, labor, social security or other similar laws or regulations.

          (f) Termination of this Agreement shall not affect the obligation of RIVA to pay JAVELIN all amounts owing or to become owing as a result of Products tendered or delivered to RIVA on or before the date of such termination, as well as interest thereon to the extent any such amounts are paid after the date they became due pursuant to this Agreement.

          (g) Within thirty (30) days after any termination or expiration of this Agreement, RIVA shall elect in writing either to: (i) to sell off its remaining inventory of Products; provided, however, that RIVA shall comply with all terms and conditions of this Agreement restricting such reselling activities in effect immediately prior to such termination or expiration; or (ii) cause JAVELIN to repurchase RIVA's inventory of Products which are salable and in the original packages and unaltered from their original form and design, subject to JAVELIN's inspection, test, and acceptance.

          (h) Any repurchase of RIVA's inventory of Products pursuant to subsection (g) of this Section 4 shall be at the price such Products were originally sold to RIVA, less a ten percent (10%) percent handling charge. Repurchased inventory shall be shipped by RIVA, freight prepaid, according to JAVELIN's instructions. JAVELIN shall pay RIVA for such repurchased Products within thirty (30) days after JAVELIN receives such Products in one of its facilities.

          (i) Notwithstanding anything contained in this Agreement to the contrary, the parties agree that Section 2.1(c) (Non-Compete), Section 2.7 (Indemnification), Section 5 (Warranties), Section 6 (Confidentiality), Section
8.8 (Governing Law), Section 8.10 (Arbitration) and Section 8.12 (Security Interest) shall survive the termination or expiration of this Agreement, as the case may be, to the extent required thereby for the full observation and performance by any or all of the parties hereto.

  5.  PRODUCT WARRANTY.

          (a) JAVELIN shall provide to RIVA and the purchasers of the Products, JAVELIN's standard warranties as are then in effect at the time for all components of the Products manufactured or produced by JAVELIN; provided, however, that the period covered by such warranties shall include the period ending twelve (12) months after the date of sale of the Product by RIVA. Notwithstanding the foregoing, the time and scope of such warranties shall in no event exceed the time and scope of any warranties granted by RIVA to any purchaser of the Products. Under no circumstances shall JAVELIN's warranties provided under this subsection (a) apply to any Products which have been used with unapproved software or hardware or which have been customized, modified, damaged or misused.

          (b) JAVELIN extends to RIVA for all components of the Products manufactured or produced by any entity other than JAVELIN, the warranties as to such components provided by such other entity to JAVELIN for the length of time that such warranty remains valid for JAVELIN.

          (c) THE PROVISIONS OF THE FOREGOING WARRANTIES ARE IN LIEU OF ANY OTHER WARRANTY, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL (INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE).

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     JAVELIN'S LIABILITY ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLYING OF
THE PRODUCTS OR THEIR USE OR DISPOSITION, WHETHER BASED UPON WARRANTY, CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE ACTUAL PURCHASE PRICE PAID BY RIVA FOR THE PRODUCTS.

     IN NO EVENT SHALL JAVELIN BE LIABLE TO RIVA OR ANY OTHER PERSON OR ENTITY FOR PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR LOSS OF USE DAMAGES) ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLYING OF THE PRODUCTS, EVEN IF JAVELIN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS.

  6. CONFIDENTIAL INFORMATION. Each party agrees during the term of this Agreement and for a period of twenty-four (24) months after the termination of this Agreement, to treat as confidential all information and knowledge not in the public domain which such party may acquire during the term of this Agreement from the other party concerning the operations, business or financial affairs, know-how, processes, techniques, trade secrets, products, services, properties, research and development, plans or projections of the other party. The receiving party agrees to keep the information secret and neither use nor divulge it directly or indirectly or for the benefit of any person or entity other than as contemplated by this Agreement. In addition, each party shall take such steps as reasonably requested by the other party to protect the other party's patents, trademarks, service marks, copyrights, trade secrets and other proprietary interests as set forth herein. Each party agrees to promptly advise an officer of the other party of any knowledge of any unauthorized release or use of confidential information. All uses by RIVA of JAVELIN's name, or any trademark or tradename (or any mark or name closely resembling the same), now or hereafter owned or licensed by JAVELIN or any of its affiliates shall be subject to the prior written approval of JAVELIN. RIVA is not authorized to use JAVELIN's name or any such trademark or tradename in connection with any aspect of its business other than in connection with the sales, marketing and promotion of Products in accordance with this Agreement. If RIVA violates the non-compete provisions contained in Section 2.1 hereof or either party violates this Section 6, such party agrees that the other party will be entitled to injunctive and/or equitable relief, without the necessity of posting any bond, because such a violation, if not restrained or granted equitable relief, would result in irreparable and serious harm for which damages would be an inadequate remedy.

  7. Technology Escrow Agreement. Concurrent with the execution of this Agreement, JAVELIN agrees to enter into the Technology Escrow Agreement in the form attached hereto as Exhibit D.

  8.  General Provisions.

          8.1 WAIVERS. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking such action. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision or of any

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subsequent breach of the same provision. No waiver shall be effective unless in writing and signed by the party making the waiver.

          8.2 OFFICIAL NOTICES. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by courier or overnight mail delivery service, telecopied, or mailed by registered or certified mail, postage prepaid, return receipt requested, to the party to whom the same is so delivered or mailed

               (a)  if to JAVELIN:


                    JAVELIN SYSTEMS, INC.
                    2882C Walnut Avenue
                    Tustin, California 92780
                    Attn: Richard P. Stack, Chief Executive Officer Telephone No.: (714) 734-1390
                    Telecopier No.:  (714) 734-1399

                    With a copy to (which shall not constitute notice):

                    Cooley Godward LLP
                    4365 Executive Drive, Suite 1100
                    San Diego, CA  92121
                    Attn: Jeremy D. Glaser, Esq.
                    Telephone No.  (619) 550-6030
                    Telecopier No.:  (619) 453-3555

               (b)  if to RIVA:

                    RIVA ELECTRONICS LIMITED
                    Barrs Fold Road, Unit 17
                    Wingates Industrial Park
                    Westhoughnton, Bolton 6L5 3XP
                    United Kingdom
                    Attn: Moray Boyd
                    Telephone No. +44 1942 851300
                    Telecopier No. +44 1942 851400

or to such other address as any of the above shall have specified by written notice hereunder.

  8.3 ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes any and all prior or contemporaneous agreements and understandings, oral or written, concerning the subject matter hereof. This Agreement may only be amended or modified by a writing signed by each of the parties hereto.

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  8.4  SEVERABILITY.  In the event that any provision of this
Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

  8.5 BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of and shall be binding upon and enforceable by the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

  8.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

  8.7 ASSIGNMENT. Neither party may assign or otherwise transfer this Agreement or any of its rights or obligations hereunder to any third party without the prior written consent of the other party; provided, however, this Agreement may be assigned by either party in connection with the sale of all or substantially all of the assets or business of such assigning party. Any party assigning this Agreement shall provide at least ten (10) days prior written notice to the other party of such assignment.

  8.8 GOVERNING LAW. The validity, performance and enforcement of this Agreement shall be governed by the laws of the State of California including the Uniform Commercial Code as adopted in California. In no event shall this Agreement be governed by the United Nations Convention on Contracts for the International Sale of Goods.

  8.9 FORCE MAJEURE. Neither party shall be liable for any failure to comply with, nor for any delay in performance with respect to, any of its obligations (other than payment for Products purchased hereunder) when such failure or delay is directly or indirectly caused by or in any manner arises or results from fire, flood, earthquake, accident, acts of God, riot, war, governmental interference, rationing, allocation or embargoes, strikes or shortages of labor, delay in delivery of material by suppliers, acts of any government or agency thereof, or other difficulties (whether or not similar in nature to any of those specified) beyond its control. Delivery of any Order shall be deemed suspended so long as any such causes delay its fulfillment. Whenever such causes have been remedied, JAVELIN shall make and RIVA shall accept deliveries under such Order.

  8.10  ARBITRATION.

          (a) AGREEMENT. All disputes and differences between JAVELIN and RIVA shall first be referred to the individuals named in Section 8.2 of this Agreement, or their successors, as the principal representatives of the parties. All disputes and differences on which

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

an agreement cannot be reached shall be submitted for binding arbitration in accordance with this Section 8.10.

          (b) METHOD. Three arbitrators will decide any differences using the rules of the American Arbitration Association, such arbitration to be held in Orange County, California. One of the arbitrators is to be appointed by JAVELIN, another by RIVA and the two arbitrators shall select a third before arbitration begins. Should one of the parties decline to appoint an arbitrator or should the two arbitrators not be able to agree upon the choice of a third, the appointment(s) shall be made by the President of the American Arbitration Association or his designee. The arbitrators are not bound by rules of evidence. They shall decide by a majority of votes and their decision shall be final and binding upon both parties. The cost of arbitration, including the fees of the arbitrators, shall be shared equally by the parties unless the arbitrators decide otherwise.

     The parties agree to be bound by the decision of the arbitrator, which shall be final, shall not be appealable, and which shall allow for no trial de novo on the same issues. The arbitrator's decision shall be rendered within 30 days following submission of the matter at issue, but the failure to comply with this provision shall in no way invalidate any decision or award that may be rendered more than 30 days after submission. Judgment upon any award may be entered in any court having jurisdiction or applications may be made to such court for judicial acceptance of the award and an order of enforcement. By agreeing to arbitration, none of the parties is waiving any of the benefits of statutes of limitations or equitable defenses.

          (c) Notwithstanding anything contained in this Section 8.10 to the contrary, each party shall have the right to institute judicial proceedings against the other party or anyone acting by, through or under such other party, in order to enforce the instituting party's rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief.

          (d) The parties irrevocably submit to the jurisdiction of the courts of the county of Orange, California; provided, however, that nothing herein shall preclude either party from instituting proceedings against the other party or anyone acting by, through or under the other party, in any place which may have jurisdiction for the purpose of protecting and enforcing such party's rights either hereunder or pursuant to any other agreements, documents, instruments or otherwise.

          (e) RIVA hereby designates and appoints Data Securities International, Inc. ("DSI") (or its successors and assigns) (the "Agent") as its agent for the service of process in Orange County, California and agrees to consider any legal process or any demand or notice made or served on said Agent as being made on it; provided, however, that (i) such appointment of Agent shall be effective until such time as RIVA gives notice to JAVELIN that (a) RIVA has appointed another agent located in Orange County, California, on the same terms as RIVA's appointment of its initial agent identified hereunder, and (b) such new agent has accepted such appointment; and (ii) JAVELIN shall, within 48 hours of service pursuant to this sentence, send a copy of the documents so served by international air courier to RIVA's address as set forth herein (or such other address as RIVA shall specify in writing to JAVELIN). Service upon the Agent shall constitute service upon RIVA, provided that JAVELIN sends to RIVA copies of the documents so served.

          8.11  ATTORNEYS' FEES.   The prevailing party in any proceedings
(including, without limitation any arbitration proceedings) arising in connection with this Agreement shall be entitled to reimbursement for his or its reasonable costs incurred in connection therewith, including reasonable attorneys' fees.

          8.12 RETENTION OF SECURITY INTEREST. Until the full purchase price for each Product is paid in full, RIVA hereby grants to JAVELIN a purchase money security interest in the Products delivered by JAVELIN hereunder and all proceeds thereof for the full amount of the purchase price and any costs and charges incurred by JAVELIN in connection therewith. RIVA shall perform all acts and execute and deliver all documents that JAVELIN may request to permit the creation, attachment, perfection and continuation of such security interest. Without limiting the foregoing, JAVELIN is hereby authorized to file or record, without RIVA's signature, this Agreement or any applicable financing statement under the California Uniform Commercial Code, or any other applicable foreign, state or local law evidencing JAVELIN's interest in the Products.

          8.13 TERMINATION OF NOVEMBER AGREEMENT. The parties hereto agree that the November Agreement shall be terminated and be of no further force or effect and shall be replaced in its entirety by this Agreement; provided, however, that JAVELIN shall be obligated to satisfy all purchase orders submitted by RIVA under the November Agreement as of the date hereof and RIVA shall be obligated to tender all amounts payable to JAVELIN for purchase orders made under the November Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

                                    JAVELIN SYSTEMS, INC.


                                    By: /s/ RICHARD P. STACK
                                       --------------------------------
                                       Richard P. Stack
                                       Chief Executive
                                       Officer

                                    RIVA ELECTRONICS LIMITED


                                    By: /s/ DAVID TURNER
                                       --------------------------------
                                       David Turner

                                       Managing Director

                                   EXHIBIT A

                             PRODUCTS AND PRICING

PRODUCTS                                                    PRICE

JAVELIN Wedge 586 133 Mhz 8 MB (less than) 1GB
Hard Disk Drive + Customer Display                          $1550

LC with 1.2GB Hard Disk Drive                               $1560

LC with 540MB Hard Disk Drive                               $1470

LC without Hard Disk Drive, with Boot Rom                   $1400

JAVELIN Wedge 586 133 Mhz 8 MB 1GB+
MB Hard Drive+Customer Display                              To be determined

Additional JAVELIN open system touch screen
point-of-sale computers designed for the
hospitality, retail, and kiosk markets, as agreed
in writing by JAVELIN and RIVA to be included
in this Agreement                                           To be determined

                                   EXHIBIT B

                                   TERRITORY

United Kingdom        Ireland
Spain                 France
Belgium               Holland
Luxembourg            Russian Federated States
Estonia               Portugal
Germany               Norway
Sweden                Finland
Latvia                Poland
Czech Republic        Lithuania
Austria               Slovenia
Hungary               Romania
Slovakia              Italy
Malta                 Turkey
Sicily                Corsica
Sardinia              Yugoslavia
Bosnia                Croatia
Bulgaria              Greece
Macedonia             Albania
Moldova               Cyprus
Gibralta              Iceland
Australia
New Zealand
Cook Island

                                   EXHIBIT C

                         MINIMUM PURCHASE REQUIREMENTS



                 PERIOD                         MINIMUM PURCHASE AMOUNTS (#)
--------------------------------------------------------------------------------
November 1996 - December 31, 1997        $2,500,000
--------------------------------------------------------------------------------
January 1, 1998 - June 30 1998           $2,750,000
--------------------------------------------------------------------------------
July 1, 1998 - December 31, 1998         $6,250,000
--------------------------------------------------------------------------------
January 1, 1999 - June 30, 1999          $4,250,000
--------------------------------------------------------------------------------
July 1, 1999 - December 31, 1999         $8,250,000
--------------------------------------------------------------------------------
January 1, 2000 and thereafter           Amount to be mutually agreed to, but in
 (if  Agreement is renewed)              no event less than $7,800,000
--------------------------------------------------------------------------------


                                   EXHIBIT D

                          TECHNOLOGY ESCROW AGREEMENT

                          TECHNOLOGY ESCROW AGREEMENT


     This TECHNOLOGY ESCROW AGREEMENT (this "Agreement") is made and entered into as of this first day of November 1996 by and among JAVELIN SYSTEMS, INC., a corporation existing under the laws of the State of Delaware ("Javelin"), RIVA ELECTRONICS LIMITED, a corporation existing under the laws of the United Kingdom ("Riva"), and Data Securities International, Inc. ("DSI"), as escrow agent ("Escrow Agent").


                                    RECITALS


     A. This Agreement is being entered into between the parties in connection with the execution of that certain Exclusive Distribution Agreement dated as of the date hereof between Javelin and Riva (the "Distribution Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Distribution Agreement.

     B. As an inducement to Riva to enter into the Distribution Agreement, Javelin has agreed to place in escrow (the "Escrow") certain information (as described herein) relating to the products covered by the Distribution Agreement and to maintain such information in Escrow pursuant to the terms and conditions of this Agreement.


                                   AGREEMENT


     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


      1. APPOINTMENT OF ESCROW AGENT. Javelin and Riva hereby appoint DSI to act as Escrow Agent and DSI hereby agrees to serve as Escrow Agent and to hold, safeguard and disburse all Product Information (as hereinafter defined) held in Escrow in accordance with the terms and conditions of this Agreement.

      2. ESCROW ACCOUNT. Concurrently with the execution of this Agreement, Javelin shall deposit with Escrow Agent copies of all drawings, specifications, blueprints, designs, programs and other proprietary information (the "Product Information") necessary for the design and manufacture of the products set forth on EXHIBIT A attached hereto (the "Products"). Escrow Agent shall retain all Product Information until the first to occur of (i) November 1, 1999 or, if earlier, the date of termination of the Distribution Agreement (the "Termination Date"), and (ii) the date Javelin is adjudicated a bankrupt, a receiver, custodian or trustee is appointed for all or substantially all of the assets of Javelin or Javelin makes an assignment for the benefit of its creditors (hereinafter collectively referred to as a "Bankruptcy Event").

      3.  RELEASE OF PRODUCT INFORMATION FROM ESCROW.

          (a) In the event that no Bankruptcy Event has occurred on or prior to the Termination Date, on the first business day following the Termination Date, Escrow Agent shall deliver all Product Information to Javelin without the necessity of any further notice, approval or other instruction from Javelin or Riva.

          (b) In the event of the occurrence of a Bankruptcy Event on or prior to the Termination Date, Javelin shall promptly deliver written notice to such effect to the Escrow Agent, with a copy to Riva. If such written notice is not delivered by Javelin within five (5) business days of the occurrence of a Bankruptcy Event, then Riva may deliver such notice to the Escrow Agent, with a copy to Javelin.

          (c) In the event Riva shall deliver written notice to Escrow Agent (the "Riva Notice") that a Bankruptcy Event has occurred, Escrow Agent shall promptly notify Javelin of the Riva Notice. Javelin shall have five (5) business days from the date of delivery of such notice from Escrow Agent (the "Notice Period") to contest any Riva Notice. In the event Javelin does not contest the Riva Notice then, without the necessity of any further notices, approvals or instructions of any kind, Escrow Agent shall, following the expiration of the Notice Period, deliver to Riva the Product Information then held in Escrow and Riva shall accept delivery of the Product Information subject to the terms and conditions set forth in this Agreement.


      4.  NON-EXCLUSIVE LICENSE; ROYALTY; TERM.


          (a) Upon the occurrence of a Bankruptcy Event and delivery of the Product Information to Riva pursuant to Section 3 above, and without any other action on the part of Javelin, Javelin shall be deemed to grant to Riva a non-exclusive license to utilize the Product Information, and any enhancements thereto made from time to time during the term of this Agreement, in the Territory solely for the manufacture of Products to be sold or distributed by Riva in the Territory.

          (b) In consideration of the non-exclusive license granted hereby, Riva shall pay to Javelin, on the last business day of each calendar quarter following the occurrence of a Bankruptcy Event, a royalty equal to ten percent (10%) of net sales of the Products sold or distributed by or for Riva, exclusive of any taxes or shipping charges. In no event shall Riva be permitted to license, sublicense or otherwise assign any of the Product Information licensed hereby nor utilize any of the Product Information for any other purpose.

          (c) The non-exclusive license granted to Riva hereby shall continue until the first to occur of (i) the expiration of a period of five (5) years from the date of the occurrence of a Bankruptcy Event or (ii) the breach or default by Riva of any of its obligations under this Agreement, including without limitation, the failure to pay any royalty amounts within five (5) business days of the date due or the breach of the confidentiality agreements of Riva contained herein, at which time, all rights granted to Riva hereunder shall terminate.


      5. INFRINGEMENT ACTIONS. Each of Javelin and Riva shall promptly notify and give complete information to the other party concerning any infringement of any of the Product Information licensed under this Agreement of which such party becomes aware and of any and all legal proceedings, suits or actions brought against either such party relating to any of the Products. The parties agree to cooperate with each other in connection with the defense or prosecution of any such infringement actions.

      6. CONFIDENTIALITY AND OWNERSHIP RIGHTS. Riva acknowledges and agrees that the Products and the Product Information are and will continue to be the confidential proprietary information and trade secrets of Javelin and were developed by Javelin through the investment of substantial time and money. Riva shall not disclose, and shall take all necessary actions to prevent its officers, directors, employees and other agents from disclosing, any of the Product Information to anyone except officers, directors, employees and other agents of Riva who need to know such information in connection with the performance of their duties to Riva or any of Riva's subsidiaries. Riva acknowledges and agrees that all proprietary rights relating to the Products are the sole and exclusive property of Javelin and, except for the non-exclusive license rights granted to Riva hereunder, Riva shall have no ownership interest or other interest in or to any Product Information. Riva's obligations under this Section 6 shall survive any termination of this Agreement.

      7.  INDEMNIFICATION.


          (a) INDEMNIFICATION OF JAVELIN. Riva shall indemnify and hold harmless Javelin and its officers, directors, employees, stockholders and other agents from and against any and all claims, liabilities, damages, losses, judgments, fines, amounts paid in settlement, costs and expenses (including without limitation, reasonable attorneys' fees), incurred by Javelin in connection with any claim, action, suit, proceeding or investigation based upon or arising out of Riva's use of any of the Products or Product Information, including, without limitation, any and all actions brought against Javelin that are based upon, allege or arise out of any claim that the use of the Products or Product Information by Riva infringes any patent or other proprietary information of any other person or entity.

          (b)  INDEMNIFICATION OF ESCROW AGENT.


          (i) If this Agreement or any matter relating hereto shall become the subject of any litigation or controversy, Riva and Javelin agree, jointly and severally, to hold Escrow Agent free and harmless from any loss or expense, including attorneys' fees that may be suffered by it by reason thereof except for any losses or expenses that arise from Escrow Agent's own negligence or willful misconduct. If conflicting demands are made or notices served upon Escrow Agent with respect to this Agreement, the parties expressly agree that Escrow Agent shall be entitled to file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate their several claims and rights among themselves. Upon the filing of the action in interpleader, and upon the disposition of any Product Information held in Escrow as instructed by the court, Escrow Agent shall be fully released and discharged from any obligations imposed by it under this Agreement.

          (ii) Escrow Agent shall not be liable for the sufficiency or correctness as to form, manner, execution or validity of any instrument deposited with it, nor as to the identity, authority or rights of any person executing such instrument, nor for failure to comply with any of the provisions of any agreement, contract or other instrument filed with Escrow Agent or referred to herein other than this Agreement. Escrow Agent's duties hereunder shall be limited to the safekeeping of the Product Information delivered to Escrow Agent hereby and their disposition in accordance with the terms of this Agreement.

      8.  MISCELLANEOUS PROVISIONS.


          (a) BINDING EFFECT; ASSIGNMENT, TRANSFER AND SUBLICENSE. This Agreement shall inure to the benefit of and shall be binding upon and enforceable by the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement. This Agreement is assignable by Javelin upon thirty (30) days' prior written notice to Riva. Riva may not assign or otherwise transfer this Agreement or assign, transfer or sublicense any of its rights or obligations hereunder to any party without the prior written consent of Javelin. For purposes of the foregoing, a change in ownership of more than 50% of the outstanding capital stock or voting power of Riva shall be deemed to be an assignment for purposes of this provision.

          (b) WAIVERS. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking such action. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision or of any subsequent breach of the same provision. No waiver shall be effective unless in writing and signed by the party making the waiver.

          (c) OFFICIAL NOTICES. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by courier or overnight mail delivery service, telecopied, or mailed by registered or certified mail, postage prepaid, return receipt requested, to the party to whom the same is so delivered or mailed


               (i)  if to Javelin:


                    Javelin Systems, Inc.
                    2882C Walnut Avenue
                    Tustin, California 92780
                    Attn: Richard P. Stack, Chief Executive Officer Telephone No.: (714) 734-1390
                    Telecopier No.:  (714) 734-1399

                    With a copy to (which shall not constitute notice):

                    Cooley Godward LLP
                    4365 Executive Drive, Suite 1100
                    San Diego, CA  92121
                    Attn: Jeremy D. Glaser, Esq.
                    Telephone No.  (619) 550-6030
                    Telecopier No.:  (619) 453-3555

               (ii)  if to Riva:

                     Riva Electronics Limited
                     Barrs Fold Road, Unit 17
                     Wingates Industrial Park
                     Westhoughnton, Bolton 6L5 3XP
                     United Kingdom
                     Attn: Mr. Moray Boyd
                     Telephone No. 44-1942-851300
                     Telecopier No. 44-1942-851400


               (iii) if to Escrow Agent:

                     Data Securities International, Inc.
                     9555 Chesapeake Dr., Suite 200
                     San Diego, CA  92123
                     Attn: Kathleen Cummins
                     Telephone No. 619-694-1900
                     Telecopier No. 619-694-1919


or to such other address as any of the above shall have specified by written notice hereunder.


          (d) ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes any and all prior or contemporaneous agreements and understandings, oral or written, concerning the subject matter hereof. This Agreement may only be amended or modified by a writing signed by each of the parties hereto.

          (e) SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

          (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          (g) GOVERNING LAW. The validity, performance and enforcement of this Agreement shall be governed by the laws of the State of California including the Uniform Commercial Code as adopted in California.

          (h) ARBITRATION. All disputes and differences between Javelin and Riva relating to this Agreement shall be resolved through arbitration pursuant to the arbitration provisions contained in Section 8.10 of the Distribution Agreement, or otherwise as provided in Section 8.10 of the Distribution Agreement.

          (i) ATTORNEYS' FEES. The prevailing party in any proceedings (including, without limitation any arbitration proceedings) arising in connection with this Agreement shall be entitled to reimbursement for his or its reasonable costs incurred in connection therewith, including reasonable attorneys' fees.

          (j) EXPENSES. Each of Riva and Javelin shall pay its own fees and expenses in connection with this Agreement; provided, however, that all fees and costs and expenses of Escrow Agent shall be borne equally by Javelin and Riva.

          (k) RELATIONSHIP OF THE PARTIES. Nothing in this Agreement shall be construed as creating any joint venture, association, partnership, franchise or other form of business or agency relationship between Javelin and Riva, except, solely upon the occurrence of a Bankruptcy Event, that of licensor and licensee, respectively. Neither party shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other.

          (l) SURVIVABILITY. Notwithstanding anything contained in this Agreement to the contrary, Section 4(b) and 4(c) (Royalties), Section 5 (Infringement Actions), Section 6 (Confidentiality), Section 7 (Indemnification) and all of Section 8 (Miscellaneous Provisions) shall survive the termination or expiration of this Agreement, as the case may be, to the extent required thereby for the full observation and performance by any and all of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the date and year first above written:


                                    JAVELIN SYSTEMS, INC.



                                    By: /s/ RICHARD P. STACK
                                       --------------------------------
                                       Richard P. Stack
                                       Chief Executive Officer



                                    RIVA ELECTRONICS LIMITED



                                    By: /s/ DAVID TURNER
                                       --------------------------------
                                       David Turner
                                       Managing Director

ACCEPTANCE BY ESCROW AGENT


     The undersigned hereby acknowledges that it has received a fully executed counterpart of this Technology Escrow Agreement and agrees to act as Escrow Agent thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Agent therein.



DSI, INC.



By: /s/ KATHLEEN M. CUMMINS
   ---------------------------
   Kathleen M. Cummins
   Contracts Administrator

                                   EXHIBIT A

                                   PRODUCTS



JAVELIN Wedge 586 133 Mhz 8 MB(less than)1GB
Hard Drive + Customer Display

LC with 1.2GB Hard Disk Drive

LC with 540MB Hard Disk Drive

LC with 300MB Hard Disk Drive

LC without Hard Disk Drive, with Boot Rom

JAVELIN Wedge 586 133 Mhz 8 MB 1GB+
MB Hard Drive + Customer Display

Additional JAVELIN open system touch screen point-of-sale computers designed for the hospitality, retail, and kiosk markets, as agreed in writing by JAVELIN and RIVA to be included in this Agreement

                                    ADDENDUM
                                    --------



This is an addendum to the attached Technology Escrow Agreement between Javelin and Riva.

The parties acknowledge and agree to all the additions set forth in the following sections of this Agreement:

Section 2. In the event of the nonpayment of fees owed to Escrow Agent, Escrow Agent shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to Escrow Agent to cure the default. If the past due payment is not received in full by Escrow Agent within one month of the date of such notice, then Escrow Agent shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. Escrow Agent shall have no obligation to take any action under this Agreement so long as any payment due to Escrow Agent remains unpaid.

Section 3.c    Add "or attempted delivery"

Section 7.(b) Escrow Agent shall be responsible to perform its obligations under this Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided Escrow Agent has acted in the manner stated in the preceding sentence, Javelin and Riva each agree to indemnify, defend and hold harmless Escrow Agent from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by Escrow Agent relating in any way to this escrow Agreement.

AGREED:

JAVELIN SYSTEMS, INC.                   RIVA ELECTRONICS, LIMITED


By:/s/ RICHARD P. STACK                 By: /s/ DAVID TURNER
   -----------------------                  -----------------
   Richard P. Stack                         David Turner
   Chief Executive Officer                  Managing Director
Date: May 13, 1997                      Date: May 13, 1997



                                DSI, INC.

                                By:/s/ KATHLEEN M. CUMMINS
                                   -----------------------
                                   Kathleen M. Cummins
                                   Contracts Administrator
                                Date: May 12, 1997